Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul G. Gabos
(727) 530-7700

LINCARE HOLDINGS INC. ANNOUNCES SECOND QUARTER

AND FIRST HALF 2006 FINANCIAL RESULTS

Clearwater, Florida (July 24, 2006) — Lincare Holdings Inc. (NASDAQ:LNCR), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the quarter ended June 30, 2006.

For the quarter ended June 30, 2006, revenues were $350.1 million, an 11% increase over revenues of $315.2 million for the second quarter of 2005. The 11% increase in revenues is estimated by the Company to be comprised of 12% internal growth partially offset by a 3% reduction in Medicare pricing, and a 2% contribution from acquisitions. Net income for the quarter ended June 30, 2006, was $51.9 million compared to net income of $50.1 million for the second quarter of 2005. Diluted earnings per share were $0.52 for the quarter ended June 30, 2006, compared with $0.48 diluted earnings per share for the comparable prior year period.

Revenues for the six months ended June 30, 2006, were $683.7 million, a 10% increase over revenues of $620.4 million for the comparable period in 2005. The 10% increase in revenues is estimated by the Company to be comprised of 13% internal growth partially offset by a 6% reduction in Medicare pricing, and a 3% contribution from acquisitions. Net income for the six months ended June 30, 2006, was $99.8 million compared to net income of $104.7 million for the first half of 2005. Diluted earnings per share were $1.00 for the six months ended June 30, 2006, compared with $0.99 diluted earnings per share for the comparable period last year.

The financial results for the quarter and six months ended June 30, 2006 were impacted by the required adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, “Share –Based Payment,” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company adopted SFAS No. 123R as of January 1, 2006 using the modified prospective method, and accordingly, recognized $5.2 million and $9.5 million of pre-tax compensation expense during the second quarter and first six months of 2006, respectively.

During the second quarter of 2006, Lincare completed the acquisition of five businesses with annual revenues of approximately $14.0 million. The acquired businesses were located in Alabama, California, Kansas, North Carolina, and South Carolina.

Lincare added 18 new operating centers in the second quarter, with 16 of those locations derived from internal expansion and 2 locations derived from acquisitions. The total number of Lincare locations expanded to 914 at the end of the second quarter.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the first half of 2006. We are experiencing strong customer growth and expanding market share in our core respiratory business and we continue to make inroads in the sleep therapy market. We continue to expand by opening denovo locations in new and contiguous geographic markets and to be selective regarding acquisitions of quality respiratory providers.” During the first half of 2006, Lincare opened 29 denovo locations and acquired six companies with annual revenues of $14.4 million.

Mr. Byrnes added, “Our financial position is strong and we achieved significant operating cash flows in the first six months of 2006.” Lincare generated $147.7 million of cash from operating activities during the first half of 2006. Investments of cash during the six-month period included $52.8 million in net capital expenditures and $19.4 million in acquisition expenditures. The Company repurchased 2,002,593 shares of its common stock during the first half of 2006 for $78.2 million. Long-term obligations were $275.0 million and cash and short-term investments were $39.9 million at June 30, 2006.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to over 640,000 customers in 47 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	June 30, 2006	June 30, 2005
Net revenues	$350,127	$315,181
Costs and expenses:
Costs of goods and services	77,892	67,571
Operating expenses	81,804	73,901
Selling, general and administrative expenses	73,560	62,924
Bad debt expense	5,252	4,727
Depreciation expense	24,655	22,800
Amortization expense	422	423

Operating income	86,542	82,835

Interest and other expense	1,702	2,490

Income before income taxes	84,840	80,345

Income taxes	32,935	30,234

Net income	$51,905	$50,111

Basic earnings per common share	$0.55	$0.50

Diluted earnings per common share	$0.52	$0.48

Weighted average number of common shares outstanding	95,037,267	99,565,106

Weighted average number of common shares and common share equivalents outstanding	101,751,101	107,071,893

	For the six months ended
	June 30, 2006	June 30, 2005
Net revenues	$683,718	$620,358
Costs and expenses:
Costs of goods and services	152,293	124,105
Operating expenses	160,911	143,905
Selling, general and administrative expenses	144,053	124,484
Bad debt expense	10,256	9,305
Depreciation expense	49,163	44,895
Amortization expense	841	850

Operating income	166,201	172,814

Interest and other expense	3,510	4,898

Income before income taxes	162,691	167,916

Income taxes	62,900	63,187

Net income	$99,791	$104,729

Basic earnings per common share	$1.05	$1.04

Diluted earnings per common share	$1.00	$0.99

Weighted average number of common shares outstanding	95,412,269	100,270,594

Weighted average number of common shares and common share equivalents outstanding	102,312,599	107,910,643

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	June 30, 2006	December 31, 2005
Cash and short-term investments	$39,851	$46,969
Accounts Receivable, Net	158,312	144,130
Current Assets	204,999	198,681
Total Assets	1,697,974	1,666,873
Current Liabilities	80,702	93,811
Long-Term Obligations, including Current Maturities of Bank Debt	275,000	275,436
Stockholders’ Equity	1,169,622	1,137,876